                                                                 EXHIBIT 4(a)(2)


                         NORTHWEST AIRLINES CORPORATION

         OFFICERS' CERTIFICATE PURSUANT TO SECTION 3.1 OF THE INDENTURE


                  Daniel B. Mathews, Senior Vice President and Treasurer, and Michael L. Miller, Senior Vice President, Law and Secretary, of Northwest Airlines Corporation, a Delaware corporation (the "Corporation"), pursuant to Sections 1.2, 2.1 and 3.1 of the Indenture dated as of March 1, 1997 (the "Original Indenture") among Northwest Airlines, Inc (the "Company"), Northwest Airlines Holdings Corporation (as successor of Northwest Airlines Corporation, "Old NWA Corp."), as guarantor, and State Street Bank and Trust Company, as trustee (the "Trustee"), as supplemented by a Supplemental Indenture, dated as of November 20, 1998 among the Company, as issuer, the Corporation, Old NWA Corp. and the Trustee (the "First Supplemental Indenture") and by a Second Supplemental Indenture dated as of February 25, 1999 (the "Second Supplemental Indenture" and, together with the Original Indenture and the First Supplemental Indenture, the "Indenture") among the Company, the Corporation, as guarantor, Old NWA Corp. and the Trustee, and with respect to the $300,000,000 aggregate principal amount of 8.875% Notes due 2006 (the "Notes") of Northwest, as fully and unconditionally guaranteed by the Corporation, established by, or pursuant to, resolutions of the Pricing Committee (the "Northwest Pricing Committee") of the Board of Directors (the "Northwest Board") of Northwest adopted on May 24, 2001, each hereby CERTIFIES as follows:

         1.       EXAMINATIONS AND CONDITIONS PRECEDENT.

                  a. Each of the undersigned has read the provisions of the Indenture setting forth conditions precedent to the authentication of the Notes and the definitions in the Indenture relating thereto.

                  b. Each of the undersigned has examined resolutions of the Board of Directors of the Corporation (the "Board of Directors") and of the Northwest Board and of the Northwest Pricing Committee adopted prior to the date hereof relating to the authorization, issuance, authentication and delivery of the Notes, and with respect to the Corporation only, the full and unconditional guarantee of the Notes by the Corporation (the "Guarantee"), certificates of officers of the Corporation and corporate records of the Corporation, agreements and other instruments and documents deemed necessary as a basis for the opinion hereinafter expressed.

                  c. In the opinion of each of the undersigned, such examination is sufficient to enable him to express an informed opinion as to whether or not the conditions precedent referred to above have been complied with.

                  d. Each of the undersigned is of the opinion that, upon the giving to the Trustee of the instructions specified in the authentication and delivery order of the Corporation dated the date hereof and delivered pursuant to Section 3.3 of the Indenture, the conditions precedent referred to above will have been complied with.

         2.       TERMS OF THE NOTES.

         The terms and conditions of the Notes were duly approved and authorized by the Northwest Pricing Committee on May 24, 2001, in accordance with, or pursuant to, resolutions adopted by the Northwest Board on January 27, 2000, and such terms and conditions are set forth in the resolutions of the Northwest Pricing Committee adopted on May 24, 2001, a copy of which is attached hereto as Exhibit A.

         3.       FORM OF THE NOTES.

         Attached hereto as Exhibit B is a true and correct copy of a global note representing the Notes, including the form of the Guarantee to be indorsed thereon.

         4.       TERMS OF THE GUARANTEE.

         The terms and conditions of the Guarantee were duly approved and authorized by the Board of Directors by the combined effect of such board having adopted resolutions on January 27, 2000, which duly approved and authorized the issuance of Notes upon terms and conditions determined and authorized by the Northwest Pricing Committee, and by the action of the Northwest Pricing Committee on May 24, 2001, which duly approved and authorized the terms and conditions of the Notes.

         Each of the undersigned further certifies that the Guarantees, with such terms as set forth in Article 13 of the Indenture, shall be signed on behalf of the Corporation by any Co-Chairman, President, Executive Vice President, Senior Vice President, Vice President, Treasurer or Assistant Treasurer of the Corporation and attested by its Secretary or any of its Assistant Secretaries, provided that the signature of any such officer may be, but need not be, a facsimile signature imprinted or otherwise reproduced on the Guarantees, and for that purpose the Corporation has adopted as binding upon it the facsimile signature of any present or future Co-Chairman, President, Executive Vice President, Senior Vice President, Vice President, Treasurer or Assistant Treasurer, Secretary or Assistant Secretary of the Corporation.


                            [Signature page follows]

                  IN WITNESS WHEREOF, we have hereunto signed our names on this 30th day of May , 2001.


                                                    /s/ DANIEL B. MATHEWS
                                                    ----------------------------
                                                    Name:  Daniel B. Mathews
                                                    Title: Senior Vice President
                                                           and Treasurer


                                                    /s/ MICHAEL L. MILLER
                                                    ----------------------------
                                                    Name:  Michael L. Miller
                                                    Title: Vice President,
                                                           Law and Secretary

                                                    EXHIBIT A TO EXHIBIT 4(a)(2)

                     NORTHWEST PRICING COMMITTEE RESOLUTIONS

                         NORTHWEST AIRLINES CORPORATION
                            NORTHWEST AIRLINES, INC.

                        RESOLUTIONS OF PRICING COMMITTEE

                                  MAY 24, 2001

                  WHEREAS, resolutions of the Board of Directors of Northwest Airlines, Inc. (the "Corporation") and Northwest Airlines Corporation (the "Guarantor") duly adopted on January 27, 2000 (the "Resolutions") authorized and ratified, INTER ALIA, the Authorized Officers (as defined therein) (i) to file one or more Registration Statements (as defined therein) to cover the issuance and sale of up to $1,500,000,000 aggregate principal amount of the Corporation's Securities (as defined therein) as fully and unconditionally guaranteed (such guarantee, the "Guarantee") by Northwest Airlines Corporation (the "Guarantor"), of which an aggregate principal amount of $393,955,000 is currently available for issuance, (ii) to cause such Registration Statements to become effective and to maintain the effectiveness of such Registration Statements under the Securities Act of 1933, as amended (the "Securities Act"), (iii) to take any and all action which any such Authorized Officer may deem necessary or advisable in order to effect the registration or qualification (or exemption therefrom) of the Securities for issue, offer, sale or trade under the Blue Sky or securities laws of any of the States of the United States of America or of any foreign country or jurisdiction, (iv) to negotiate, execute and deliver on behalf of, and in the name of, the Corporation an underwriting agreement relating to the issuance and sale of such Securities, (v) to prepare, negotiate, execute and deliver, as appropriate, all other agreements, certificates, instruments, documents, directions and receipts in connection with the issuance and sale of such Securities, as any such Authorized Officer deems necessary or appropriate to carry out the purposes and intent of such resolutions, such that the execution and delivery, as appropriate, of any document by an Authorized Officer shall be conclusive evidence of approval thereof on behalf of and, in the name of, the Corporation and (vi) to have the Corporation make such payments as such Authorized Officers deem necessary or advisable to effect the intent of the foregoing resolutions;

                  WHEREAS, the terms not defined herein shall have the meanings assigned to them in the Indenture dated as of March 1, 1997 (the "Original Indenture") among the Corporation, Northwest Airlines Holdings Corporation (as successor of Northwest Airlines Corporation, "Old NWA Corp."), as guarantor, and State Street Bank and Trust Company, as trustee (the "Trustee"), as supplemented by a Supplemental Indenture, dated as of November 20, 1998 among the Corporation, as issuer, Northwest Airlines Corporation, the Guarantor, Old NWA Corp. and the Trustee (the "First Supplemental Indenture") and by a Second Supplemental Indenture dated as of February 25, 1999 (the "Second Supplemental Indenture" and, together with the Original Indenture and the First Supplemental Indenture, the "Indenture") among the Corporation, the Guarantor, Old NWA Corp. and the Trustee; and

                  WHEREAS, this Pricing Committee has been created by the Resolutions to establish the terms of the issuance and sale of one series of senior unsecured debt securities of the Corporation in an aggregate principal amount of up to $500,000,000, as fully and unconditionally guaranteed by the Guarantor, and to take other actions in connection therewith as specified in the Resolutions;

                  NOW, THEREFORE, BE IT RESOLVED, that pursuant to and in accordance with the Resolutions, $300,000,000 of aggregate principal amount of senior unsecured debt obligations of the Corporation shall be issued with the following terms:

                  (1) The title of the series of debt securities shall be the "8.875% Notes due 2006" (referred to herein as the "Notes").

                  (2) The aggregate principal amount of the Notes shall be limited to $300,000,000.

                  (3) The Notes shall be issued on May 30, 2001 and shall mature on June 1, 2006.

                  (4) The Notes shall bear interest at the rate of 8.875% per annum calculated on the basis of a 360-day year of twelve 30-day months; interest in respect of each of the Notes shall accrue from May 30, 2001 or from the most recent Interest Payment Date to which interest has been paid or duly provided for until the principal thereof is paid or made available for payment; the Interest Payment Dates shall be June 1 and December 1 of each year, commencing December 1, 2001; and the Regular Record Date for interest payable on any Interest Payment Dates shall be the close of business on May 16 or November 16, as the case may be, next preceding such Interest Payment Date.

                  (5) Payment of the principal of, premium, if any, and interest on each of the Notes shall be payable at the office or agency of the Corporation to be maintained in the City of New York; PROVIDED, however, that payments of principal, premium or interest on the Notes may be made, at the option of the Corporation or the Guarantor, as the case may be, by check mailed to the address of the person entitled thereto as of the Regular Record Date and as shown on the Register or by wire transfer to an account located in the United States designated by the holder of such Note.

                  (6) The Notes shall be redeemable, at the option of the Corporation, at any time in whole or from time to time in part, upon not less than 30 and not more than 60 days' notice mailed to each holder of Notes to be redeemed at the holder's address appearing in the Register, on any date prior to maturity at a price equal to 100% of the principal amount thereof plus accrued interest to the Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the Redemption Date) plus a Make-Whole Premium (as defined below), if any (the "Redemption Price"). In no event shall the Redemption Price ever be less than 100% of the principal amount of the Notes plus accrued interest to the Redemption Date.

                  "Make-Whole Premium" with respect to the Notes (or portion thereof) to be redeemed shall be equal to the excess, if any, of:

                                    (i) the sum of the present values,
                           calculated as of the Redemption Date, of:

                                             (A) each interest payment that, but
                                    for such redemption, would have been payable on the Note (or portion thereof) being redeemed on each Interest Payment Date occurring after the Redemption Date (excluding any accrued interest for the period prior to the Redemption Date); and

                                             (B) the principal amount that, but
                                    for such redemption, would have been payable at the final maturity of the Note (or portion thereof) being redeemed;

                           over

                                    (ii) the principal amount of the Note (or
                           portion thereof) being redeemed plus accrued and unpaid interest to the date of determination.

                  The present values of interest and principal payments referred to in clause (i) above shall be determined in accordance with generally accepted principles of financial analysis. Such present values shall be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable, but for the redemption, to the Redemption Date at a discount rate equal to the Treasury Yield (as defined below) plus 37.5 basis points.

                  The Make-Whole Premium shall be calculated by an independent investment banking institution of national standing appointed by the Corporation; provided, that if the Corporation fails to make such appointment at least 45 Business Days prior to the Redemption Date, or if the institution so appointed is unwilling or unable to make such calculation, such calculation shall be made by Salomon Smith Barney Inc., or, if such firm is unwilling or unable to make such calculation, by an independent investment banking institution of national standing appointed by the Trustee (in any such case, an "Independent Investment Banker").

                  For purposes of determining the Make-Whole Premium, "Treasury Yield" means a rate of interest per annum equal to the weekly average yield to maturity of United States Treasury Notes that have a constant maturity that corresponds to the remaining term to maturity of the Notes to be redeemed, calculated to the nearest 1/12th of a year (the "Remaining Term"). The Treasury Yield shall be determined as of the third Business Day immediately preceding the applicable Redemption Date.

                  The weekly average yields of United States Treasury Notes shall be determined by reference to the most recent statistical release published by the Federal Reserve Bank of New York and designated "H.15(519) Selected Interest Rates" or any successor release (the "H.15 Statistical Release"). If the H.15 Statistical Release sets forth a weekly average yield for United States Treasury Notes having a constant maturity that is the same as the Remaining Term, then the Treasury Yield shall be equal to such weekly average yield. In all other cases, the Treasury Yield shall be calculated by interpolation, on a straight-line basis, between the weekly average yields on the United States Treasury Notes that have a constant maturity closest to and greater than the Remaining Term and the United States Treasury Notes that have a constant maturity closest to and less than the Remaining Term (in each case as set forth in the H.15 Statistical Release). Any weekly average yields so calculated by interpolation shall be rounded to the nearest 1/100th of 1%, with any figure of 1/200% or above being rounded upward. If weekly average yields for United States Treasury Notes are not available in the H.15 Statistical Release or otherwise, then the Treasury Yield shall be calculated by interpolation of comparable rates selected by the Independent Investment Banker.

                  If less than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed by such method as the Trustee shall deem fair and appropriate. The Trustee may select for redemption Notes and portions of Notes in amounts of $1,000 or integral multiples of $1,000.

                  (7) The Corporation shall have no sinking fund or analogous obligations in respect of the Notes.

                  (8) The Notes shall be issued in denominations of $1,000 or any integral multiple of $1,000 in excess of $1,000.

                  (9) Principal of, premium, if any, and interest on the Notes shall be payable in Dollars.

                  (10) The Corporation shall not elect to have payments of principal of, premium, if any, or interest on the Notes made in a currency other than that in which the Notes are denominated or designated to be payable; the Notes may be satisfied and discharged only as provided in Article 4 of the Indenture.

                  (11) Amounts of payments of principal of, premium, if any, and interest shall not be payable on the Notes with reference to an index, formula or other similar method.

                  (12) Upon a declaration of acceleration of the Notes, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. Upon (i) payment of the amount of principal so declared due and payable, (ii) payment of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable) and (iii) the occurrence of certain other events as set forth in the Indenture, all of the Corporation's and the Guarantor's obligations in respect of the payment of the principal of and interest, if any, on the Notes shall terminate.

                  (13) Interest on any Note shall be payable to the Person in whose name such Note is registered at the close of business on the Regular Record Date for such interest, pursuant to Section 3.7 of the Indenture; interest payable on a temporary or permanent global Note shall be paid only as provided in Section 2.3 and Section 3.4 of the Indenture, as applicable.

                  (14) There are no special rights that may be granted to Holders upon the occurrence of particular events.

                  (15) There are no deletions from, modifications of or additions to the Events of Default set forth in Section 5.1 of the Indenture or covenants of the Corporation and/or the Guarantor set forth in Article 9 of the Indenture.

                  (16) The Notes shall be issued as Registered Securities.

                  (17) The global notes representing the Notes shall be dated the date of original issuance of the Notes.

                  (18) The Notes are not subject to defeasance or covenant defeasance.

                  (19) The Registrar and Paying Agent shall be initially State Street Bank and Trust Company.

                  (20) No warrants shall be issued by the Corporation or the Guarantor in connection with, or for the purchase of, the Notes.

                  (21) Initially, there shall be no Exchange Rate Agent.

                  (22) The Notes shall be issued in fully registered form, without coupons, and represented, as to each such series, by one or more permanent global notes; the initial depositary for the Notes shall be The Depository Trust Company ("DTC"), and the Notes shall be registered in the name of Cede & Co. as a nominee of DTC; and as provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of the same series of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

                  (23) Bearer Securities in respect of the Notes shall not be issued.

                  (24) Other terms of the Notes are as follows:

                           (a) The initial price at which the Notes shall be
                  sold to the public shall be 99.505% of their aggregate principal amount, and the underwriting discount payable to the Salomon Smith Barney, as underwriter, pursuant to the Underwriting Agreement dated May 24, 2001 among Northwest, the Guarantor and Salomon Smith Barney Inc., shall be 1.255% of their aggregate principal amount; and

                           (b) As provided in the Indenture and subject to
                  certain limitations set forth therein, the obligation of the Corporation to pay principal of, and interest on, the Notes is unconditionally guaranteed on a senior unsecured basis pursuant to the Guarantee endorsed thereon by the Guarantor.

                           (c) The Notes shall be signed on behalf of the
                  Corporation by any Chairman, President, Executive Vice President, Senior Vice President, Vice President, Treasurer or Assistant Treasurer of the Corporation and attested by its Secretary or any of its Assistant Secretaries, PROVIDED that the signature of any such officer may be, but need not be, a facsimile signature imprinted or otherwise reproduced on the Notes, and for that purpose the Corporation has adopted as binding upon it the facsimile signature of any present or future Chairman, President, Executive Vice President, Senior Vice President, Vice President, Treasurer or Assistant Treasurer, Secretary or Assistant Secretary of the Corporation, notwithstanding the fact that at the time the Notes shall be authenticated or delivered or disposed of such individual shall have ceased to hold such position with the Corporation; and, in case any of the above-named officers of the Corporation whose facsimile signature shall appear on any of the Notes shall cease to hold such office before the Notes have been authenticated and delivered or disposed of by the Corporation, such Notes nevertheless may be authenticated and delivered or disposed of and such Notes shall be valid as though such person had not ceased to hold such position with the Corporation; and any such Notes as shall have been so authenticated, delivered or disposed of have been adopted by the Corporation as its binding obligations.

                           (d) The Notes shall be in substantially the form set
                  forth in Exhibit A attached hereto, with such changes and modifications as the Authorized Officers executing the same shall approve, such approval to be conclusively evidenced by such execution, and the Trustee's Certificate of Authentication shall be as set forth in the Indenture.

                           (e) The terms and conditions of the Notes not
                  otherwise specified herein or in the form of each of the Notes shall be as specified in the Indenture; PROVIDED, HOWEVER, that, to the extent that any provision herein with respect to the Notes is inconsistent with any provision in the Indenture, the provisions enumerated herein shall control; and PROVIDED FURTHER, HOWEVER, that, notwithstanding the above, the terms of the Notes enumerated herein are subject to, and qualified in their entirety by reference to, the Trust Indenture Act of 1939, as amended.

                                                    EXHIBIT B TO EXHIBIT 4(a)(2)

                                FORM OF THE NOTE


                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO NORTHWEST AIRLINES, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE THEREOF OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR SUCH SUCCESSOR'S NOMINEE, UNLESS AND UNTIL THIS SECURITY IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM AND TRANSFERS IN PART OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE HEREINAFTER REFERRED TO.

Registered                                        Principal Amount: $300,000,000
No. CR-1                                                    CUSIP No.: 667281AP4

                            NORTHWEST AIRLINES, INC.

                              8.875% NOTES DUE 2006

                     GUARANTEED AS TO PAYMENT OF PRINCIPAL,
                        PREMIUM, IF ANY, AND INTEREST BY
                         NORTHWEST AIRLINES CORPORATION

                  (1) PRINCIPAL AND INTEREST. NORTHWEST AIRLINES, INC., a corporation duly organized and existing under the laws of the State of Minnesota (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of THREE HUNDRED MILLION DOLLARS

         ($300,000,000) on June 1, 2006, and to pay interest thereon from May 30, 2001 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on June 1 and December 1 (each an "Interest Payment Date") in each year, commencing December 1, 2001 at the rate of 8.875% per annum until the principal hereof is paid or made available for payment. Interest will be computed on the basis of a 360 day year of twelve 30 day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the sixteenth day of the month next preceding such interest payment date, which shall be the sixteenth day of May or the sixteenth day of November (whether or not a Business
         Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by STATE STREET BANK AND TRUST COMPANY, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid on a specified date in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

                  (2) INDENTURE. This Security is one of a duly authorized series of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an indenture, dated as of March 1, 1997 (the "Original Indenture") among the Company, Northwest Airlines Holdings Corporation (as successor of Northwest Airlines Corporation, "Old NWA Corp."), as guarantor, and State Street Bank and Trust Company, as trustee (the "Trustee"), as supplemented by a Supplemental Indenture, dated as of November 20, 1998 among the Company, as issuer, Northwest Airlines Corporation (as successor to Northwest Airlines Holdings Corporation, "NWA Corp."), Old NWA Corp. and the Trustee (the "First Supplemental Indenture") and by a Second Supplemental Indenture dated as of February 25, 1999 (the "Second Supplemental Indenture" and, together with the Original Indenture and the First Supplemental Indenture, the "Indenture") among the Company, NWA Corp., as guarantor (the "Guarantor"), Old NWA Corp. and the Trustee, and with respect to which, the terms of this Security were established pursuant to the Officers' Certificate delivered pursuant to
         Section 3.1 of the Indenture and dated the date hereof, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

                    This Security is one of the series designated as the "8.875% Notes due 2006" of the Company, limited in aggregate principal amount to $300,000,000. The Securities are unsecured obligations of the Company and rank pari passu with all unsecured and unsubordinated obligations of the Company.

                  The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. sections 777aaa-777bbbb) (the "TIA"), as in effect on the date of the Indenture (except as otherwise indicated in the Indenture). Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and holders of Securities are referred to the Indenture and the TIA for a statement of them.

                  (3) METHOD OF PAYMENT. Payment of the principal of, premium, if any, and interest on each of the Securities shall be payable at the office or agency of the Company to be maintained in the City of New York; PROVIDED, HOWEVER, that payments of principal, premium or interest on the Securities may be made, at the option of the Company or the Guarantor, as the case may be, by check mailed to the address of the person entitled thereto as of the Regular Record Date and as shown on the Register or by wire transfer to an account located in the United States designated by the holder of such Security. Principal of, premium, if any, and interest on the Securities shall be payable in Dollars.

                  (4) REGISTRAR AND PAYING AGENT. The Registrar and Paying Agent shall be initially STATE STREET BANK AND TRUST COMPANY.

                  (5) OPTIONAL REDEMPTION. The Securities shall be redeemable, at the option of the Company, at any time in whole or from time to time in part, upon not less than 30 and not more than 60 days' notice mailed to each holder of Securities to be redeemed at the holder's address appearing in the Register, on any date prior to maturity at a price equal to 100% of the principal amount thereof plus accrued interest to the Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the Redemption Date) plus a Make-Whole Premium (as defined below), if any (the "Redemption Price"). In no event shall the Redemption Price ever be less than 100% of the principal amount of the Securities plus accrued interest to the Redemption Date.

                  "Make-Whole Premium" with respect to the Securities (or portion thereof) to be redeemed shall be equal to the excess, if any, of:

                                    (i) the sum of the present values,
                           calculated as of the Redemption Date, of:

                                             (A) each interest payment that, but
                                    for such redemption, would have been payable on the Security (or portion thereof) being redeemed on each Interest Payment Date occurring after the Redemption Date (excluding any accrued interest for the period prior to the Redemption Date); and

                                             (B) the principal amount that, but
                                    for such redemption, would have been payable at the final maturity of the Security (or portion thereof) being redeemed;

                           over

                                    (ii) the principal amount of the Security
                           (or portion thereof) being redeemed plus accrued and unpaid interest to the date of determination.

                  The present values of interest and principal payments referred to in clause (i) above shall be determined in accordance with generally accepted principles of financial analysis. Such present values shall be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable, but for the redemption, to the Redemption Date at a discount rate equal to the Treasury Yield (as defined below) plus 37.5 basis points.

                  The Make-Whole Premium shall be calculated by an independent investment banking institution of national standing appointed by the Company; provided, that if the Company fails to make such appointment at least 45 Business Days prior to the Redemption Date, or if the institution so appointed is unwilling or unable to make such calculation, such calculation shall be made by SALOMON SMITH BARNEY INC., or, if such firm is unwilling or unable to make such calculation, by an independent investment banking institution of national standing appointed by the Trustee (in any such case, an "Independent Investment Banker").

                  For purposes of determining the Make-Whole Premium, "Treasury Yield" means a rate of interest per annum equal to the weekly average yield to maturity of United States Treasury Notes that have a constant maturity that corresponds to the remaining term to maturity of the Securities to be redeemed, calculated to the nearest 1/12th of a year (the "Remaining Term"). The Treasury Yield shall be determined as of the third Business Day immediately preceding the applicable Redemption Date.

                  The weekly average yields of United States Treasury Notes shall be determined by reference to the most recent statistical release published by the Federal Reserve Bank of New York and designated "H.15(519) Selected Interest Rates" or any successor release (the "H.15 Statistical Release"). If the H.15 Statistical Release sets forth a weekly average yield for United States Treasury Notes having a constant maturity that is the same as the Remaining Term, then the Treasury Yield shall be equal to such weekly average yield. In all other cases, the Treasury Yield shall be calculated by interpolation, on a straight-line basis, between the weekly average yields on the United States Treasury Notes that have a constant maturity closest to and greater than the Remaining Term and the United States Treasury Notes that have a constant maturity closest to and less than the Remaining Term (in each case as set forth in the H.15 Statistical Release). Any weekly average yields so calculated by interpolation shall be rounded to the nearest 1/100th of 1%, with any figure of 1/200% or above being rounded upward. If weekly average yields for United States Treasury Notes are not available in the H.15 Statistical Release or otherwise, then the Treasury Yield shall be calculated by interpolation of comparable rates selected by the Independent Investment Banker.

                  If less than all of the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed by such method as the Trustee shall deem fair and appropriate. The Trustee may select for redemption Securities and portions of Securities in amounts of $1,000 or integral multiples of $1,000.

                  (6) SINKING FUND. The Company shall have no sinking fund or analogous obligations in respect of the Securities.

                  (7) DISCHARGE AND DEFEASANCE. The Securities are not subject to defeasance or covenant defeasance.

                  (8) DENOMINATIONS; TRANSFERS; EXCHANGE. The Securities are in fully registered form, without coupons, in denominations of $1,000 or any integral multiple of $1,000 in excess of $1,000. A Holder may register transfers of or exchange securities in accordance with the Indenture. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  (9) EVENTS OF DEFAULT; REMEDIES. The Events of Default are as set forth in Section 5.1 of the Indenture. If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Upon a declaration of acceleration of the Securities, the principal of the Securities may be declared due and payable in the manner, and with the effect, provided in the Indenture.

                  (10) AMENDMENTS AND WAIVERS. The Indenture permits, with certain exceptions as therein provided, that with the written consent of the Holders of not less than a majority of the aggregate principal amount of the Outstanding Securities of each series to be adversely affected thereby, the Company, the Guarantor and the Trustee may enter into an indenture or indentures thereto to add any provisions or to change or eliminate any provisions of the Indenture or any other indenture supplemental thereto or to modify the rights of the Holders of each such series. The Indenture also provides, with certain exceptions therein provided, that the Holders of not less than a majority of the aggregate principal amount of the Outstanding Securities of any series by notice to the Trustee may waive on behalf of the Holders of all Securities of such series a past Default or Event of Default with respect to that series and its consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                  (11) OBLIGATIONS ABSOLUTE. No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest (if any) on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

                  (12) GUARANTEE. As provided in the Indenture and subject to certain limitations set forth therein, the obligation of the Company to pay principal of (and premium, if any), and interest on, this Security is fully and unconditionally guaranteed on a senior basis pursuant to the Guarantee endorsed hereon (the "Guarantee") by NORTHWEST AIRLINES CORPORATION, the Guarantor. The Indenture provides that the Guarantor shall be released from the Guarantee and that the holder hereof shall have no further claim against the Guarantor upon compliance with certain conditions.

                  (13) NO RECOURSE AGAINST OTHERS. No recourse shall be had for the payment of the principal of, or premium, if any, or interest on, this Security, or for any claim based hereon or otherwise in respect hereof, or based on or in respect of the Indenture, any indenture supplemental thereto or the Guarantee, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company, the Guarantor or of any successor corporation of either, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

                  (14) DEFINED TERMS. All capitalized terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                  (15) GOVERNING LAW. THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  (16) SUCCESSORS AND ASSIGNS. All covenants and agreements of the Company in the Indenture and the Securities shall bind its successors and assigns. All agreements of the Trustee in the Indenture shall bind its successor.

                  (17) AUTHENTICATION. Unless the certificate of authentication hereon has been executed by the Trustee or an Authenticating Agent, by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  (18) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

                  (19) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities, and the Trustee may use CUSIP numbers in notices as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice and reliance may be placed only on the other identification numbers placed thereon.

                  IN WITNESS WHEREOF, the Company has caused this Security to be duly executed and its corporate seal to be hereunto affixed and attested.

                                                NORTHWEST AIRLINES, INC.


Dated: May 30, 2001                             By:
                                                    ----------------------------
                                                    Name: Daniel B. Mathews
                                                    Title: Senior Vice President
                                                           and Treasurer

Attest:
        ---------------------------------
Name:   Michael L. Miller
Title:  Vice President, Law and Secretary


                  The Guarantor has fully and unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, the due and punctual payment of each series of Securities issued thereunder. In case of the failure of the Company punctually to make any such payment, the Guarantor hereby agrees to cause such payment to be made punctually.

                  The obligations of the Guarantor to the Holders and to the Trustee pursuant to the Guarantee are expressly set forth in Article Thirteen of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.

                  IN WITNESS WHEREOF, the Guarantor has caused this instrument to be duly executed and its corporate seal to be hereunto affixed and attested.

                                                NORTHWEST AIRLINES CORPORATION


Dated: May 30, 2001                             By:
                                                    ----------------------------
                                                    Name: Daniel B. Mathews
                                                    Title: Senior Vice President
                                                           and Treasurer

Attest:
        ---------------------------------
Name:   Michael L. Miller
Title:  Vice President, Law and Secretary

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


                  This is one of the 8.875% Notes due 2006 described in the within-mentioned Indenture.

                                            STATE STREET BANK AND TRUST COMPANY,
                                              as Trustee


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


Dated: May 30, 2001

                            ************************

                                 TRANSFER NOTICE


                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________


(PLEASE INSERT SOCIAL SECURITY, TAXPAYER IDENTIFICATION NO. OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)


(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF
ASSIGNEE)


the within Security of NORTHWEST AIRLINES, INC. (the "COMPANY") and NORTHWEST AIRLINES CORPORATION and does hereby irrevocably constitute and appoint ___________attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:_________                     (THE SIGNATURE MUST BE GUARANTEED BY AN
                                    ELIGIBLE INSTITUTION MEMBER OF THE MEDALLION
                                    SIGNATURE GUARANTEE PROGRAM.)

[NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INVESTMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.]